EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-32481 and 333-60018) of CFC International, Inc. of our report dated April 14, 2006 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois

April 14, 2006